                              ROYALTY RIGHTS AGREEMENT


               THIS ROYALTY RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of the August 13, 1998, among Alliance Pharmaceutical Corp., a New York corporation (the "COMPANY"), Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("BROWN SIMPSON LP"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("BROWN SIMPSON LTD."), Westover Investments L.P., a Delaware limited partnership ("WESTOVER"), Montrose Investments Ltd., a Cayman Islands exempt company ("MONTROSE"), and Bay Harbor Investments, Inc., a corporation organized and existing under the laws of the British Virgin Islands ("BAY HARBOR"). Brown Simpson LP, Brown Simpson Ltd., Westover, Montrose and Bay Harbor are each referred to herein as a Purchaser and are collectively referred to herein as the Purchasers.

                                      RECITALS

               WHEREAS, this Agreement is made pursuant to the Convertible Preferred Stock Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "PURCHASE AGREEMENT");

               WHEREAS, the Company has developed certain technology concerning an intravascular oxygen carrier ("blood substitute") designed to temporarily augment oxygen delivery in patients (the "OXYGENT TECHNOLOGY");

               WHEREAS, the Company has developed certain technology concerning an intrapulmonary agent to reduce a patient's exposure to the harmful effects of conventional mechanical ventilation (the "LIQUIVENT TECHNOLOGY");

               WHEREAS, the Company has developed certain technology concerning pharmaceutically active suspension compositions used as a drug delivery platform for the administration of drugs to the lungs (the "PULMOSPHERES TECHNOLOGY");

               WHEREAS the Company owns or has licensed the entire right, title and interest in, to and under United States Patents Nos. 5,628,930, 5,634,461, 5,344,393 and 5,451,205 and all associated foreign counter-parts (if any) which relate to the Oxygent Technology;

               WHEREAS the Company owns or has licensed the entire right, title and interest in, to and under United States Patents Nos. 5,655,521, 5,590,651, 5,490,498 and 5,437,272 and all associated foreign counter-parts (if any) which relate to the Liquivent Technology;

               WHEREAS the Company owns or has licensed the entire right, title and interest in, to and under United States Provisional Patent Application Serial No. 60/060,337 and all associated nonprovisional and foreign counter-parts (if any) which relate to the Pulmospheres Technology;

               WHEREAS, the Purchase Agreement provides, as a condition to the Series E-1 Closing (as defined in the Purchase Agreement), that the Company and the Purchasers shall enter into and execute this Agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                     ARTICLE I
                                    DEFINITIONS

               Section 1.01. OXYGENT TECHNOLOGY means that certain technology developed by the Company concerning an intravascular oxygen carrier ("blood substitute") designed to temporarily augment oxygen delivery in patients, including, but not limited to, the subject matter disclosed and claimed in United States Patents Nos. 5,628,930, 5,634,461, 5,344,393 and 5,451,205 and
all associated foreign counter-parts (if any) which relate thereto as well as any later filed amendments, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or improvements thereof.

               Section 1.02. LIQUIVENT TECHNOLOGY means that certain technology developed by the Company concerning an intrapulmonary agent to reduce a patient's exposure to the harmful effects of conventional mechanical ventilation, including but not limited to the subject matter disclosed and claimed in United States Patents Nos. 5,655,521, 5,590,651, 5,490,498 and 5,437,272 and all associated foreign counter-parts (if any) which relate thereto as well as any later filed amendments, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or improvements thereof.

               Section 1.03. PULMOSPHERES TECHNOLOGY means that certain technology developed by the Company concerning pharmaceutically active suspension compositions used as a drug delivery platform for the administration of drugs to the lungs, including but not limited to the subject matter disclosed and claimed in United States Provisional Patent Application No. 60/060,337 and all associated nonprovisional and foreign counter-parts (if any) which relate thereto as well as any later filed amendments, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or improvements thereof.

               Section 1.04. "ROYALTY-BEARING PRODUCT" means the first drug compound arising out of (i) the OXYGENT TECHNOLOGY, (ii) the LIQUIVENT TECHNOLOGY, or (iii) the PULMOSPHERES TECHNOLOGY to gain FDA approval for sale in the United States for administration to humans.

               Section 1.05.  "FDA" means the U.S. Food and Drug Administration.

               Section 1.06. "Net Sales" with respect to the Royalty Bearing Product means the amount agreed upon by the Company and its licensee or sublicensee of the Royalty Bearing Product for purposes of calculating the royalties to be paid by the sublicensee to the Company or, if there is no licensee or sublicensee of the Royalty Bearing Product, the invoice price of the Royalty Bearing Product in finished packaged form sold by the Company or, where applicable, its sublicensees and distributors, to unaffiliated third parties on a worldwide basis, less (i) all normal and customary trade and quantity discounts, allowances and rebates, including government rebates such as Medicaid, given to such third parties; (ii) product returns; (iii) any freight charges paid by the Company for delivery; and (iv) excise, value added and other taxes applicable to sales of products which the Company or its distributors have to pay or absorb on such sales. In the event that a Royalty Bearing Product is sold in combination with another product, Net Sales shall be calculated by multiplying the invoice price of such combination product by the fraction A/(A+B) where A is the invoice price of the Royalty Bearing Product and B is the invoice price of the other product.


                                     ARTICLE II
                                     ROYALTIES

               Section 2.01. ROYALTY. The Company shall pay to the Purchasers a royalty on Net Sales. Each Purchaser shall receive its pro rata portion of each royalty payment pursuant to Section 2.05 of this Agreement.

               Section 2.02.  RATE.

               (a) Royalties shall be equal to a percentage of Net Sales determined as follows:

          (i) The royalty rate shall be .2% per $5,000,000 of Preferred Stock collectively purchased by the Purchasers on the Series E-1 Closing Date, Series E-2 Closing Date and Series E-3 Closing Date, pro rated for any amounts purchased that are not in even $5 million increments. (For example, if an aggregate of $7,500,000 of Preferred Stock is sold at all closings, then the royalty rate computed pursuant to this clause (i) would be .3% in the aggregate.) Notwithstanding the foregoing, if on the Royalty Commencement Date (as defined below) the aggregate amount of Preferred Stock issued and sold to all Purchasers is not more than $5 million, then the royalty rate shall be .25% per $5 million of Preferred Stock purchased at all closings, pro rated if the amount purchased is not in even $5 million increments. The Royalty Rate computed pursuant to this clause (i) is referred to as the "BASE ROYALTY RATE."

          (ii) For Purchasers who hold Preferred Stock (or to the extent their transferees hold such Preferred Stock) on the first anniversary of the Series E-1 Closing Date, the royalty rate shall be retroactively increased by .2% per $5,000,000 of Preferred Stock that is outstanding on the first anniversary of the Series E-1 Closing Date, pro rated if the amount purchased and held is not in even $5 million increments. Notwithstanding the foregoing, if on the Royalty Commencement Date the aggregate amount of Preferred Stock issued and sold to all Purchasers is not more than $5 million, then for Purchasers who hold Preferred Stock (or to the extent their transferees hold such Preferred Stock) on the first anniversary of the Series E-1 Closing Date the Royalty Rate shall be retroactively increased by .25% per $5,000,000 of Preferred Stock that is outstanding on the first anniversary of the Series E-1 Closing Date, pro rated if the amount outstanding on such first anniversary is not in even $5 million increments. The increase in the Royalty Rate pursuant to this clause (ii) is referred to as the "INCREMENTAL ROYALTY RATE."

     (b) Royalties computed and payable based on the Base Royalty Rate shall be payable to the Purchasers pro rata in accordance with their relative amounts of Preferred Stock purchased at all closings. Royalties computed and payable based on the Incremental Royalty Rate shall be payable to the Purchasers pro rata in accordance with their relative amounts of Preferred Stock held on the first anniversary of the Series E-1 Closing. For purposes of the foregoing, shares originally purchased by a Purchaser that are held by the Purchaser or by any other party on such first anniversary shall be deemed to be held by such Purchaser.

     Section 2.03. TERM. Royalties shall be payable for a period of three (3) years from the date of first commercial sale of the ROYALTY-BEARING PRODUCT in the United States following FDA approval of the ROYALTY-BEARING PRODUCT (the "ROYALTY COMMENCEMENT DATE").

     Section 2.04. REPURCHASE OF ROYALTY OBLIGATION. The Company shall have the right, exercisable at any time after all funding permitted or required to be provided under the Purchase Agreement has been provided, to purchase the Purchasers' collective rights to receive the royalties specified in this Article II for an amount computed as follows:

     (a) The aggregate purchase price for all royalties computed at the Base Royalty Rate shall be, for each $5 million of Preferred Stock purchased at all closings (pro rated if the aggregate amount purchased at all closings is not in even $5 million increments), (A) $1.5 million if the repurchase is on or prior to the third anniversary of the Series E-1 Closing, (B) $2 million if the repurchase is after the third anniversary and on or prior to the fourth anniversary of the Series E-1 Closing, and (C) $2.5 million if the repurchase is after the fourth anniversary of the Series E-1 Closing. The purchase price computed and payable pursuant to this subsection (a) shall be payable to the Purchasers pro rata based on the relative amounts of Preferred Stock purchased at all closings.

     (b) The aggregate purchase price for all royalties computed at the Incremental Royalty Rate shall be, for each $5 million of Preferred Stock outstanding on the first anniversary of the Series E-1 Closing (pro rated if the aggregate amount so outstanding is not in even $5 million increments), (A) $1.5 million if the repurchase is on or prior to the third anniversary of the Series E-1 Closing, (B) $2 million if the repurchase is after the third anniversary and on or prior to the fourth anniversary of the Series E-1 Closing, and (C) $2.5 million if the repurchase is after the fourth anniversary of the Series E-1 Closing. The purchase price computed and payable pursuant to this subsection
(b) shall be payable to the Purchasers pro rata in accordance with their relative amounts of Preferred Stock, held on the first anniversary of the Series E-1 Closing. For purposes of the foregoing, shares originally purchased by a Purchaser that are held by the Purchaser or by any other party on such first anniversary shall be deemed to be held by such Purchaser.

     (c) Payment of the repurchase price shall be made within thirty days of notice by the Company to the Purchasers of its election to repurchase all royalty rights. Any amounts not paid when due shall bear interest at the rate of 12% per annum until paid in full.

     Section 2.05. PAYMENTS. Payments shall be made to Purchasers within ninety (90) days after the end of the applicable fiscal year of the Company, beginning with the first fiscal year ending after the first commercial sale of a Royalty Bearing Product. All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to Purchasers under this Agreement shall be made in United States dollars by check. If the Company receives royalties based on Net Sales in currency other than United States dollars, Net Sales shall be converted into United States dollars at the conversion rate for the foreign currency which the Company's sublicensee or distributor, if any, uses to pay royalties based on Net Sales to the Company, or as published in the eastern edition of THE WALL STREET JOURNAL as of the last business day of the applicable fiscal year.

     Section 2.06. ROYALTY CALCULATION REPORTS; AUDITS. Royalty payments shall be accompanied by a schedule detailing the calculation of the royalty including the amount of Net Sales upon which the royalty was calculated and all expenses deducted. The Purchasers shall have the right, within six months after a royalty payment has been made, to have an audit of the books and records of the Company conducted on their behalf by an independent accounting firm in order to confirm the calculation of such royalty payment. The accounting firm shall hold all information provided to it by the Company confidential and provide to the Purchasers only the information necessary to confirm the calculation of the royalty payment.


                                    ARTICLE III
                           REPRESENTATIONS AND WARRANTIES

     Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants solely for the benefit of the Purchasers that as of the effective date of this Agreement:

     (a) The Company possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder;

     (b) This Agreement and each of its terms do not conflict with any other agreement to which the Company is a party or by which it is bound;

     (c) The Company owns or has licensed the entire right, title and interest in and to the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY;

     (d) To the best of the Company's knowledge, the practice of the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY does not infringe upon or conflict with the rights of any third parties;

     (e) To the best of the Company's knowledge, the Company owns or has the right to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary for use in connection with its business, as currently conducted; and

     (f) No litigation is pending or, to the best of the Company's knowledge following diligent inquiry, threatened which contains allegations respecting the validity, enforceability, infringement, misappropriation or ownership of any of the Intellectual Property Rights, the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY.

     Section 3.02. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers represent and warrant solely for the benefit of the Company that as of the effective date of this Agreement:

     (a) the Purchasers possess full power to enter into this Agreement and to fulfill their obligations hereunder; and

     (b) This Agreement and each of its terms do not conflict with any other agreement to which the Purchasers or any of them are a party or by which they or any of them are bound.


                                     ARTICLE IV
                                  INDEMNIFICATION

     Section 4.01. THE COMPANY'S AGREEMENT TO INDEMNIFY. The Company agrees that it is wholly responsible for all goods and services offered or sold by it and that the Purchasers shall have no liability for or in connection with the Company's exploitation of the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY including, without limitation, any goods and/or services offered, sold or otherwise provided by the Company. Subject to the terms and conditions of this Agreement, the Company shall indemnify, defend and hold harmless the Purchasers and each of them, their subsidiaries and their officers, directors, shareholders, employees and agents (collectively, the "INDEMNIFIED PARTIES" or individually an "INDEMNIFIED PARTY"), from and against any and all claims, demands, losses, assessments, fines, penalties, liabilities, damages, reasonable expenses of investigations, reasonable experts' fees, reasonable disbursements and other reasonable costs (including reasonable attorneys' fees) (all of the foregoing hereinafter referred to collectively as "DAMAGES") asserted against, resulting to, imposed upon or incurred by the Purchasers and each of them in connection with the Company's exploitation of the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY. The Indemnified Parties shall promptly notify the Company of any claim or action giving rise to Damages. The Company shall have the right to defend any such claim or action, at its cost and expense. If the Company fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, the Indemnified Parties may assume the defense of such claim or action for the account and at the expense of the Company, and any Damages related thereto shall be conclusively deemed a liability of the Company. The Company shall pay promptly to the

Indemnified Parties any Damages to which the foregoing indemnity relates, as incurred. Notwithstanding anything to the contrary in this Agreement, the Company may use one law firm to defend the interest of the Company and all Indemnified Parties unless it is determined by the law firm defending the Company, that a conflict of interest actually exists between the Company and any one or all of the Indemnified Parties. In such event, the Company shall pay for counsel to defend the Indemnified Parties as a group, or individually if a conflict of interest actually exists between any one or more of the Indemnified Parties. Any Indemnified Party may retain its own counsel at its own expense.

     Section 4.02. LIMITATION ON DAMAGES. NEITHER PARTY SHALL BE LIABLE FOR ANY CONTINGENT, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL, DAMAGE OR EXPENSE ASSOCIATED WITH THE OXYGENT TECHNOLOGY, THE LIQUIVENT TECHNOLOGY AND THE PULMOSPHERES TECHNOLOGY PURSUANT TO THIS AGREEMENT FOR ANY REASON WHATSOEVER.


                                     ARTICLE V
                         PATENT PROSECUTION AND MAINTENANCE

     Section 5.01. PATENT PROSECUTION. During the term of this Agreement, the Company shall pay any and all fees and expenses associated with the filing and prosecution of all United States and all corresponding foreign patent applications (if any) it deems appropriate in the exercise of its business judgment associated with or relating to the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY.

     Section 5.02. MAINTENANCE OF PATENTS. During the term of this Agreement, the Company shall pay any and all maintenance fees it deems appropriate in the exercise of its business judgment to maintain the enforceability of any and all patents associated with or relating to the OXYGENT TECHNOLOGY, the LIQUIVENT TECHNOLOGY and the PULMOSPHERES TECHNOLOGY.


                                     ARTICLE VI
                                        TERM

     Section 6.01. This Agreement shall terminate on December 31, 2003 if there is no Royalty Bearing Product in existence or upon the expiration of the Company's obligation to pay any royalties to Purchasers hereunder.


                                    ARTICLE VII
                                   MISCELLANEOUS

     Section 7.01. ASSIGNMENT. The Company may not assign, transfer, delegate or divest itself of its rights and obligations hereunder, without prior written approval by each of the Purchasers.

     Section 7.02. BINDING AGREEMENT. This Agreement shall be binding upon all parties hereto, their heirs, legal representatives, successors and permitted assigns.

     Section 7.03. ENTIRE AGREEMENT. This Agreement together with the Purchase Agreement and the Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a writing duly executed by all parties hereto.

     Section 7.04. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     Section 7.05. HEADINGS. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said paragraphs.

     Section 7.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     Section 7.07. NOTICES. All notices or demands of any kind which may be required to be served under the terms of this Agreement shall be in writing and shall be deemed served when personally delivered or when received by mail, postage prepaid priority, registered, certified mail, or by recognized courier service, addressed as follows:

TO THE COMPANY:     Alliance Pharmaceutical Corp.
                    3040 Science Park Road
                    San Diego, CA  92121
                    Attn.:  Theodore D. Roth
                    Fax.:  (619) 558-5306

                    Alliance Pharmaceutical Corp.
                    3040 Science Park Road
                    San Diego, CA  92121
                    Attn.:  Lloyd A. Rowland
                    Fax.:  (619) 678-4133

TO PURCHASERS:      Brown Simpson Strategic Growth Fund, L.P.
                    152 West 57th Street, 40th Floor
                    New York, New York  10019
                    Attn.:  Mitchell D. Kaye
                    Fax:  (212) 247-1329

                    Brown Simpson Strategic Growth Fund, Ltd.

                    152 West 57th Street, 40th Floor
                    New York, New York  10019
                    Attn.:  Mitchell D. Kaye
                    Fax:  (212) 247-1329

                    Westover Investments L.P.
                    300 Crescent Court, Suite 700
                    Dallas, Texas 75201
                    Attn.:  Will Rose
                    Fax:  (214) 758-1221

                    Montrose Investments Ltd.
                    300 Crescent Court, Suite 700
                    Dallas, Texas 75201
                    Attn.:  Will Rose
                    Fax:  (214) 758-1221

                    Bay Harbor Investments, Inc.
                    C/o Trippoak Advisors, Inc.
                    630 Fifth Avenue, Suite 2000
                    New York, NY 10111
                    Attn.:  Robert Miller
                    Fax:  (212) 332-3256

                    With copies to:

                    Robinson Silverman Pearce Aronson & Berman, LLP 1290 Avenue of the Americas
                    New York, NY 10104
                    Attn:  Kenneth L. Henderson
                    Fax:  (212) 541-4630

     Any party may change the address set forth herein by giving written notice of said change to all other parties.

     Section 7.08. NO AGENCY. Nothing contained in this Agreement shall create a joint venture, partnership or agency relationship between the parties hereto.


                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                              SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                              ALLIANCE PHARMACEUTICAL CORP.

                              By:
                                 --------------------------------------------
                              Name:     Theodore D. Roth
                              Title:    President and Chief Operating Officer


                              BROWN SIMPSON STRATEGIC
                              GROWTH FUND, L.P.


                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              BROWN SIMPSON STRATEGIC
                              GROWTH FUND, LTD.


                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              WESTOVER INVESTMENTS L.P.


                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              MONTROSE INVESTMENTS LTD.


                              By:
                                 --------------------------------------------
                              Name:
                              Title:


                              BAY HARBOR INVESTMENTS, INC.


                              By:
                                 --------------------------------------------
                              Name:
                              Title: